Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO GUARANTY

FIRST AMENDMENT TO GUARANTY, dated as of December 14, 2023 (this “Amendment), is made by and between FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”), and NATIXIS, NEW YORK BRANCH (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Agreement (as defined below).

RECITALS

Guarantor is party to that certain Guaranty, dated as of November 10, 2022 (the “Existing Agreement”, and as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”).

Guarantor and Buyer each desire to amend the Existing Agreement to provide for certain changes to the Existing Agreement as more specifically set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree as follows:

SECTION 1. Amendments. As of the Amendment Effective Date, the Existing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective as of the date hereof (the “Amendment Effective Date”), following satisfaction of all of the following conditions precedent, as such satisfaction is determined by Buyer and evidenced by Buyer’s confirmation of the same to Guarantor, either in writing or by e-mail:

On or before the date hereof, Buyer shall have received the following documents, each of which shall be satisfactory to Buyer in form and substance:

(i) this Amendment, executed and delivered by a duly authorized officer of Guarantor and Buyer; and

(ii) such other documents as Buyer or counsel to Buyer may reasonably request.

On the Amendment Effective Date and as of the date hereof, (i) Guarantor shall be in compliance with all the terms and provisions set forth in the Existing Agreement, as amended by this Amendment, and the other Program Documents on its part to be observed or performed, (ii) the representations and warranties made by Guarantor pursuant to Section 3 of this Amendment shall be true and correct in all material respects and (iii) no Material Adverse Change (except as previously disclosed to Buyer in writing), Default or Event of Default shall exist on such date.

SECTION 3. Representations and Warranties. Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) Guarantor is in compliance with all of the terms and provisions set forth in the Existing Agreement, as amended by this Amendment, and the other Program Documents on its part to be observed or performed and (ii) no Default or Event of Default has occurred or is continuing. Guarantor hereby confirms and reaffirms in all material respects the representations and warranties contained in Article IV of the Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Agreement and each of the other Program Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Program Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Guaranty” in any of the Program Documents shall be deemed to be a reference to the Existing Agreement as amended hereby and (z) each reference in the Existing Agreement to “this Agreement”, this “Guaranty”, “hereof”, “herein” or words of similar effect in referring to the Existing Agreement shall be deemed to be references to the Existing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of any Program Document but shall constitute modifications thereof.

SECTION 5. Reaffirmation. Guarantor hereby absolutely and unconditionally reaffirms its obligations under the Agreement.

SECTION 6. Counterparts; Electronic Transmission. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the Uniform Electronic Transactions Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third-party electronic signature capture service providers with appropriate document access tracking, electronic signature tracking and document retention as may be approved by Buyer in its sole discretion.

SECTION 7. Expenses. Seller shall promptly on demand pay to or as directed by Buyer all reasonable third-party out-of-pocket costs and expenses (including legal fees and expenses) incurred by Buyer in connection with this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any laws, rules or provisions of the State of New York that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of New York.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ Stephen S. Sypherd
Name: Stephen Sypherd
Title: Vice President, Treasurer and Secretary

S-1	First Amendment to Guaranty

BUYER:

NATIXIS, NEW YORK BRANCH

By:	/s/ Jonathan Rechner
Name: Jonathan Rechner
Title: Executive Director

By:	/s/ Michele Biancolin
Name: Michele Biancolin
Title: Director

S-1	First Amendment to Guaranty

~~Execution Version~~ CONFORMED COPY THROUGH FIRST AMENDMENT TO

GUARANTY, DATED AS OF DECEMBER 14, 2023]

Exhibit A

CONFORMED GUARANTY

~~Execution Version~~ CONFORMED COPY THROUGH FIRST AMENDMENT TO

GUARANTY, DATED AS OF DECEMBER 14, 2023]

GUARANTY

GUARANTY, dated as of November 10, 2022 (as amended, restated, supplemented or otherwise modified, this “Guaranty”), made by FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”), for the benefit of NATIXIS, NEW YORK BRANCH (“Buyer”).

W I T N E S E T H:

WHEREAS, Buyer and FS CREIT Finance NTX-1 LLC, a Delaware limited liability company (the “Seller”), are parties to that certain Master Repurchase Agreement and Securities Contract dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the “Master Repurchase Agreement”);

WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of Seller;

WHEREAS, Guarantor will benefit, directly and indirectly, from the execution, delivery and performance by Seller of the Program Documents, and the transactions contemplated by the Program Documents;

WHEREAS, it is a condition precedent to the initial funding under the Master Repurchase Agreement that Guarantor execute and deliver this Guaranty for the benefit of Buyer and Buyer is unwilling to enter into the Master Repurchase Agreement or the other Program Documents or the transactions contemplated thereby without the benefit of this Guaranty; and

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and to induce Buyer to enter into the Master Repurchase Agreement and the other Program Documents, Guarantor hereby agrees as follows:

ARTICLE I.

DEFINITIONS; INTERPRETATION

(a) Each of the definitions set forth on Exhibit A hereto are, solely for the purposes of Article V(f) hereof, hereby incorporated herein by reference. Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

(b) The following terms shall have the meaning set forth below:

“Aggregate Recourse Amount” shall mean the total sum, for all Purchased Assets, of the applicable Recourse Percentage for each such Purchased Asset, multiplied by the then-currently unpaid aggregate outstanding Repurchase Price of each such Purchased Asset.

“Guaranteed Obligations” shall mean (i) all obligations and liabilities of Seller to Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, or whether for payment or for performance (including, without limitation, Price Differential accruing after the Repurchase Date for any Transaction and Price Differential accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Seller Party, whether or not a claim for post filing or post-petition interest is allowed in such proceeding), which arise under, or out of or in connection with the Master Repurchase Agreement, this Guaranty and any other Program Documents, whether on account of the Repurchase Price for the Purchased Assets, Price Differential, reimbursement obligations, fees, indemnities, costs or expenses (including, without limitation, reasonable fees and disbursements of external counsel to Buyer), in each case, that are required to be paid by Seller pursuant to the terms of such documents, all “claims” (as defined in Section 101 of the Bankruptcy Code) of Buyer against Seller or any other Seller Party and (ii) all court costs, enforcement costs and legal and other expenses (including reasonable fees and disbursements of external counsel) that are incurred by Buyer in the enforcement of any provision of the Program Documents, including, but not limited to, this Guaranty.

(c) The terms defined in this Guaranty have the meanings assigned to them in this Guaranty and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Guaranty unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “include” or “including” shall mean without limitation by reason of enumeration. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

ARTICLE II.

NATURE AND SCOPE OF GUARANTY

(a) Guaranty of Obligations. Subject to the terms hereof, Guarantor hereby irrevocably and unconditionally guarantees and promises to Buyer and its successors, endorsees, transferees and assigns as a primary obligor the prompt and complete payment and performance by Seller of the Guaranteed Obligations as and when the same shall be due and payable (whether at the stated maturity, by acceleration or otherwise); provided however that (other than as set forth in the subsequent proviso) Guarantor’s total aggregate liability under this Article II(a) shall not exceed an amount equal to the Aggregate Recourse Amount with respect to all Purchased Assets, measured at the time the Guaranteed Obligations become due and payable (the “Liability Cap”); provided however, that the Liability Cap shall not apply to the costs and expenses of enforcing this Guaranty.

(b) Liability Cap Carve Out. The Liability Cap shall not apply in the event that any of the following events or circumstances shall occur by or on behalf of Seller and/or Guarantor and payments made in connection with any of the following events or circumstances shall not accrue toward the Liability Cap:

(i) (A) the filing by the Seller, Pledgor, Guarantor or Affiliated Originator (each, a “Seller Party”) of any voluntary petition under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or (B) the commencing, or authorizing the commencement, by any Seller Party of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;

(ii) the solicitation by any Seller Party or any Seller Party otherwise colluding with petitioning creditors for any involuntary petition, case or proceeding against any Seller Party under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;

(iii) any Seller Party seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for any Seller Party or any substantial part of the property of any Seller Party;

(iv) the making by any Seller Party of a general assignment for the benefit of creditors of any Seller Party in connection with any case or proceeding described in the foregoing clauses (i) or (ii);

(v) any failure by Seller to comply with Section 13 of the Master Repurchase Agreement, which failure results in a substantive consolidation of Seller with any other entity;

(vi) any fraud or intentional material misstatement on the part of any Seller Party or any Affiliate thereof or any officer, director, partner, member, employee, agent or representative of any Seller Party or any Affiliate thereof in connection with the execution and delivery of the Master Repurchase Agreement and the other Program Documents, or any certificate, report, notice, financial statement, representation, warranty or other instrument or document furnished to Buyer by any Seller Party or any Affiliate thereof in connection with the Master Repurchase Agreement or any other Program Document on the Closing Date or during the term of the Master Repurchase Agreement; or

(vii) losses, damages, costs and expenses actually incurred by Buyer to the extent caused by any of the following matters:

(1) any gross negligence, willful misconduct or illegal act on the part of any Seller Party or any Affiliate thereof or any officer, director, partner, member, employee, agent or representative of any Seller Party or any Affiliate thereof in connection with the execution and delivery of the Master Repurchase Agreement and the other Program Documents, or any certificate, report, notice, financial statement, representation, warranty or other instrument or document furnished to Buyer by any Seller Party or any Affiliate thereof in connection with the Master Repurchase Agreement or any other Program Document on the Closing Date or during the term of the Master Repurchase Agreement;

(2) any failure by Seller to fund a Future Funding when the related borrower has satisfied the conditions to be satisfied by it under the related Purchased Asset Documents with respect to such Future Funding;

(3) any claim by any Seller Party or any Affiliate thereof that, after Buyer has exercised its remedies under the Program Documents, Buyer is not the record and beneficial owner of, and did not acquire good and marketable title to, each Purchased Asset in accordance with the Program Documents;

(4) any breach of any representations and warranties made by a Seller Party contained in any Program Document relating to Environmental Laws, or any loss, damage, cost or expense in connection with the violation of any environmental law, the correction of any environmental condition, or the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any environmental law, in each case in any way affecting Seller’s properties or any of the Purchased Assets;

(5) any recharacterization by any court of (i) any prior transfer of a Purchased Asset to Seller by any Affiliate of Seller or Guarantor or (ii) any intermediate transfers of a Purchased Asset between one or more Affiliates of Seller or Guarantor prior to such Purchased Asset being transferred to Seller, in each case, as something other than a true sale or true contribution;

(6) Guarantor or Seller or any Affiliate of any of the foregoing seeks to contest, challenge, deny or repudiate: (a) any right or remedy of Buyer under any of the Program Documents or (b) any Lien, security interest or control granted under or in connection with the Program Documents, Collateral or any Purchased Asset, in each case, if and to the extent that such contest, challenge, denial or repudiation by Guarantor, Seller or Affiliate thereof is found to have been taken in bad faith by final order of a court of competent jurisdiction; or

(7) any intentional misappropriation or misapplication of any funds related to any of the Program Documents by Guarantor, Pledgor, Seller, any Affiliated Originator or any Affiliate of any of the foregoing.

(c) Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Buyer and any successor, endorsee, permitted transferee or permitted assignee under the Master Repurchase Agreement and shall not be discharged by the assignment or negotiation of all or part thereof in compliance with the Program Documents.

(d) Satisfaction of Guaranteed Obligations. Guarantor shall satisfy its obligations hereunder without demand, presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever. The obligations of Guarantor hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Seller, or any other party, against Buyer or against the payment of the Guaranteed Obligations, other than the payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with such Guaranteed Obligations or otherwise.

(e) No Duty to Pursue Others. It shall not be necessary for Buyer (and Guarantor hereby waives any rights which Guarantor may have to require Buyer), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Seller or others liable on the Guaranteed Obligations or any other person, (ii) enforce or exhaust Buyer’s rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) join Seller or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of the Guaranteed Obligations. Buyer shall not be entitled to actually receive payment of the same amounts from both Seller and Guarantor. Buyer shall not be required to mitigate damages or take any other action to collect or enforce the Guaranteed Obligations.

(f) Waivers. Guarantor agrees to the provisions of the Program Documents, and hereby waives notice of (i) any loans or advances made by Buyer to Seller or the purchase of any Purchased Asset by Buyer from Seller, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Master Repurchase Agreement or of any other Program Documents, (iv) the execution and delivery by Seller and Buyer of any other agreement or of Seller’s execution and delivery of any other documents arising under the Program Documents or in connection with the Guaranteed Obligations, (v) the occurrence of any breach by Seller or an Event of Default under the Program Documents, (vi) Buyer’s transfer or disposition of the Program Documents, or any part thereof in compliance with the Program Documents, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Seller, (ix) any other action at any time taken or omitted by Buyer and (x) all other demands and notices of every kind in connection with this Guaranty, the Program Documents and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

(g) Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within three (3) Business Days after demand by Buyer, pay Buyer all costs and expenses (including, without limitation, the reasonable fees and expenses of external counsel) actually incurred by Buyer in the enforcement hereof or the preservation of Buyer’s rights hereunder. The covenant contained in this Article II(g) shall survive the payment and performance of the Guaranteed Obligations.

(h) Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Buyer must rescind or restore any payment, or any part thereof, received by Buyer in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Buyer shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Seller and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Seller’s or Guarantor’s payment and performance of the Guaranteed Obligations which is not so rescinded or Guarantor’s performance of such obligations and then only to the extent of such performance.

(i) Deferral of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Buyer), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Seller or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty until payment in full of the Guaranteed Obligations and termination of the Master Repurchase Agreement. Guarantor hereby subordinates all of its subrogation rights against Seller arising from payments made under this Guaranty to the full payment of the Guaranteed Obligations due Buyer for a period of ninety-one (91) days following the final payment of the last of all of the Guaranteed Obligations and termination of the Master Repurchase Agreement. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Buyer may determine.

(j) Seller. The term “Seller” as used herein shall include any new or successor corporation, limited liability company, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Seller or any interest in Seller.

(k) No Waiver. Nothing herein shall be deemed to be a waiver of any right which Buyer may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Master Repurchase Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to Buyer in accordance with the Master Repurchase Agreement or any other Program Documents.

ARTICLE III.

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, except to the extent required by the terms hereof, and waives any common law, equitable, statutory or other rights (including without limitation, except to the extent required by the terms hereof, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a) Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Master Repurchase Agreement, the other Program Documents (other than this Guaranty), or any other document, instrument, contract or understanding between Seller and Buyer, or any other parties, pertaining to the Guaranteed Obligations.

(b) Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Buyer to Seller.

(c) Condition of Seller or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Seller, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations or any dissolution of Seller or Guarantor, or any sale, lease or transfer of any or all of the assets of Seller or Guarantor, or any changes in the shareholders, partners or members of Seller or Guarantor; or any reorganization of Seller or Guarantor.

(d) Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability against Seller of all or any part of the Master Repurchase Agreement or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (ii) the officers or representatives executing the Master Repurchase Agreement or the other Program Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iii) Seller has valid defenses (other than payment of the Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Seller, (iv) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable or (v) the Master Repurchase Agreement, or any of the other Program Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Seller or any other person is found not liable on the Guaranteed Obligations or any part thereof for any reason.

(e) Release of Obligors. Any full or partial release of the liability of Seller on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement, as between Buyer and Guarantor, that other parties will be liable to pay or perform the Guaranteed Obligations, or that Buyer will look to other parties to pay or perform the obligations of Seller under the Master Repurchase Agreement or the other Program Documents.

(f) Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

(g) Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) by any party other than Buyer of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

(h) Care and Diligence. Except to the extent the same shall result from the gross negligence or willful misconduct of Buyer, the failure of Buyer or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Buyer (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

(i) Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

(j) Offset. The liabilities and obligations of Guarantor to Buyer hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense (other than payment of the Guaranteed Obligations) of Seller against Buyer, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations).

(k) Merger. The reorganization, merger or consolidation of Seller into or with any other corporation or entity.

(l) Preference. Any payment by Seller to Buyer is held to constitute a preference under bankruptcy laws, or for any reason Buyer is required to refund such payment or pay such amount to Seller or someone else.

(m) Other Actions Taken or Omitted. Except to the extent the same shall result from the gross negligence or willful misconduct of Buyer, any other action taken or omitted to be taken with respect to the Program Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE IV.

REPRESENT ATIONS AND WARRANTIES

To induce Buyer to enter into the Program Documents, Guarantor represents and warrants to Buyer as follows:

(a) Benefit. Guarantor has received, or will receive, direct or indirect benefit from the execution, delivery and performance by Seller of the Program Documents, and the transactions contemplated therein.

(b) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Seller and is familiar with the value of any and all collateral intended to be pledged as security for the payment of the Guaranteed Obligations; however, as between Buyer and Guarantor, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

(c) No Representation by Buyer. Neither Buyer nor any other party on Buyer’s behalf has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(d) Organization. Guarantor is (i) duly formed, validly existing and in good standing under the laws and regulations of the state of Guarantor’s formation and (ii) duly licensed, qualified and in good standing in every state where such licensing or qualification is necessary for the transaction of Guarantor’s business, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e) Authority. Guarantor has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted. Guarantor is duly authorized and has the power to execute and deliver this Guaranty, to enter into the Transactions contemplated hereunder and to perform its obligations under this Guaranty, and it has taken all necessary action to authorize such execution, delivery and performance.

(f) Due Execution; Enforceability. This Guaranty has been duly executed and delivered by Guarantor for good and valuable consideration and constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors’ rights generally and to equitable principles.

(g) Non-Contravention; Consents. None of the execution, delivery and performance of this Guaranty, the consummation by Guarantor of the transactions contemplated by this Guaranty, nor compliance by Guarantor with the terms, conditions and provisions of this Guaranty (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Guarantor, (ii) any contractual obligation by which Guarantor is bound or the rights related to which have been assigned to Guarantor or the obligations under which have been assumed by Guarantor or to which the assets of Guarantor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Guarantor, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, or (iv) any applicable Requirement of Law. Guarantor has obtained all necessary authorizations, licenses, permits and other consents from Governmental Authorities required in connection with this Guaranty and for the performance of its obligations under this Guaranty and such authorizations, licenses, permits and other consents are in full force and effect.

(h) Litigation; Requirements of Law. There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Guarantor, threatened against Guarantor or any of its assets which could reasonably be expected to result in any Material Adverse Change, or which could reasonably be expected to have an adverse effect on the validity of this Guaranty or any action taken or to be taken in connection with the obligations of Guarantor under this Guaranty. Guarantor is in compliance in all material respects with all Requirements of Law. Guarantor is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(i) Consents. No consent, approval or other action of, or filing by Guarantor with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Guaranty (other than consents, approvals and filings that have been obtained or made, as applicable).

(j) Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Guarantor or, to Guarantor’s knowledge, unsatisfied of record or docketed in any court located in the United States of America and no Insolvency Event has ever occurred with respect to Guarantor.

(k) Plan Assets. None of the assets of Guarantor constitute Plan Assets.

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on the date hereof, on the date of each Transaction under the Master Repurchase Agreement and on each date a Transaction is outstanding under the Master Repurchase Agreement, as though made under this Guaranty on and as of such date.

ARTICLE V.

COVENANTS OF GUARANTOR

Guarantor covenants and agrees with Buyer that, until payment in full of all Guaranteed Obligations and termination of the Master Repurchase Agreement:

(a) Preservation of Existence; Licenses. Guarantor shall at all times comply with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Guarantor or any of its assets, except where a lack of such compliance would not be reasonably likely to result in a Material Adverse Change and Guarantor shall do, or cause to be done, all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(b) Compliance with Obligations. Guarantor shall at all times comply (i) in all material respects with its organizational documents and (ii) with any agreements by which it is bound or to which its assets are subject, except where failure to comply could not be reasonably likely to have a Material Adverse Change.

(c) Books of Record and Accounts. Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP, consistently applied, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP, consistently applied.

(d) Taxes and Other Charges. Guarantor shall timely file all income, franchise and other material tax returns required to be filed by it and shall pay and discharge all taxes, levies, assessments and other charges imposed on it, on its income or profits, on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(e) Limitation on Distributions. After the occurrence and during the continuation of any Default or Event of Default or the breach of any of the financial covenants set forth in Article V(f) below on a pro forma basis, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor; provided that, during the continuation of any such Default, Event of Default or breach, (i) Guarantor may distribute the minimum amount of cash required to be distributed so that Guarantor (including its qualifying subsidiaries) can maintain its status as a “real estate investment trust” (or qualifying subsidiary, as applicable) under Sections 856 through 860 of the Code (each such distribution a “Permitted REIT Distribution”) and (ii) any such Permitted REIT Distributions will be actually used to maintain Guarantor’s status as a “real estate investment trust” under Sections 856 through 860 of the Code. On the date of any Permitted REIT Distribution, Guarantor shall deliver to Buyer a certificate signed by a responsible officer of Guarantor containing all information and calculations necessary, and taking into consideration such Permitted REIT Distribution, for determining compliance with clauses (i) and (ii) of this Article V(e).

(f) Financial Covenants. Guarantor shall at all times satisfy the following financial covenants, as determined quarterly on a consolidated basis in accordance with GAAP, consistently applied:

(i) Adjusted Tangible Net Worth. Guarantor shall not permit its Adjusted Tangible Net Worth at any time to be less than an amount equal to seventy-five percent (75%) of the net cash proceeds of any equity issuance by Guarantor from and after its date of formation, plus an amount equal to seventy-five percent (75%) of the Net Available Capital Commitments, minus seventy-five percent (75%) of the amounts expended for equity redemptions or repurchases by Guarantor from and after its date of formation.

(ii) EBITDA to Interest Expense Ratio. As of the end of each fiscal quarter of Guarantor ~~commencing with the fiscal quarter~~, (a) ending on December 31, ~~2022~~ 2023, the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense shall not at any time be less than 1.50 to 1.00, (b) ending on March 31, 2024 and June 30, 2024, the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense shall not at any time be less than 1.30 to 1.00, (c) ending on September 30, 2024 and thereafter, the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense shall not at any time be less than 1.40 to 1.00, in each case, calculated on a trailing four-quarter basis.

(iii) Maximum Debt to Equity Ratio. Guarantor shall not permit the ratio of its Total Indebtedness to its Tangible Net Worth to be greater than 3.50 to 1.00 at any time.

(iv) Minimum Liquidity. On and after the Closing Date, Guarantor shall not permit its Liquidity to be less than the greater of (x) Fifteen Million and NO/100 Dollars ($15,000,000.00) and (y) five percent (5.0%) of the aggregate outstanding Purchase Price of all Purchased Assets.

(v) More Favorable Agreement. If Guarantor or any of Guarantor’s Subsidiaries has entered into, or shall enter into or amend a commercial real estate repurchase agreement, warehouse facility or other similar commercial real estate lending transaction with any other repurchase buyer or lender which by its terms provides more favorable financial covenants (including related definitions) than those noted above (a “More Favorable Agreement”) then the financial covenants noted above shall be deemed to be automatically modified to such more favorable terms as of the effective date of such More Favorable Agreement and, upon execution of such More Favorable Agreement, Guarantor shall give prompt notice in reasonable detail to Buyer of such more favorable terms. Following such notice and upon Buyer’s request, Guarantor shall enter into such amendments to this Guaranty as may reasonably be required by Buyer to give effect to such more favorable terms.

If such More Favorable Agreement is subsequently amended or terminated and as a result such more favorable financial covenants are modified in favor of Guarantor or cease to apply, the then applicable financial covenants in this Guaranty shall be deemed to be automatically modified to such Guarantor-favorable terms (but not less favorable terms for Buyer than set forth herein) and, upon request of Guarantor, Buyer shall enter into such amendments to this Guaranty as may reasonably be required by Guarantor to give effect to such more favorable terms.

In no event shall this clause (v) extend to (i) any credit facility or other financing arrangement entered into by Guarantor or Pledgor (and under which Guarantor or Pledgor is a borrower or issuer, as the case may be), nor (ii) any broadly syndicated commercial real estate collateralized loan obligation transaction under which Guarantor or any of Guarantor’s Subsidiaries are party, nor (iii) in the case of any transaction described in the foregoing clauses (i) or (ii), any covenants thereunder.

ARTICLE VI.

MISCELLANEOUS

(a) Waiver. No failure to exercise, and no delay in exercising, on the part of Buyer, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Buyer hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing signed by Buyer and Guarantor and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand (except to the extent such a notice or demand is required by the terms hereof).

(b) Set-Off. Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Guarantor, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Buyer or any such Affiliate to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty or any other Program Document to Buyer or any of its Affiliates, irrespective of whether or not Buyer or any such Affiliate shall have made any demand under this Guaranty or any other Program Document and although such obligations of Guarantor may be contingent or unmatured or are owed to a branch or office of Buyer or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of Buyer and its Affiliates under this Article VI(b) are in addition to other rights and remedies (including other rights of setoff) that they may have. Buyer shall provide prompt written notice to Guarantor of any set-off affected under this Article VI(b) to the extent it is not prohibited from doing so by applicable law.

(c) Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) hand delivery, with proof of attempted delivery, (ii) certified or registered United States mail, postage prepaid, (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (iv) by email with confirmation of delivery provided that such emailed notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above, to the address specified in Annex I to the Master Repurchase Agreement or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 6(c). A notice shall be deemed to have been given: (1) in the case of hand delivery, at the time of delivery, (2) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (3) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (4) in the case of email, upon receipt of confirmation of delivery; provided that such emailed notice was also delivered as required in this Section 6(c). A party receiving a notice that does not comply with the technical requirements for notice under this Section 6(c) may elect to waive any deficiencies and treat the notice as having been properly given.

Guarantor:

FS Credit Real Estate Income Trust, Inc.

201 Rouse Boulevard

Philadelphia, PA 19112

Attention: Chief Financial Officer

Telephone: (215) 495-1150

Email: credit.notices@fsinvestments.com

            FSCREIT_TEAM@fsinvestments.com

(d) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(e) SUBMISSION TO JURISDICTION; WAIVERS.

(i) Guarantor irrevocably and unconditionally (A) submits to the exclusive jurisdiction of any United States federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Master Repurchase Agreement or any Transaction under the Master Repurchase Agreement and (B) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(ii) To the extent that Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Guaranty or relating in any way to the Master Repurchase Agreement or any Transaction under the Master Repurchase Agreement.

(iii) Guarantor hereby irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to it at its addresses specified herein. Guarantor hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 6(e)(iii) shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Guarantor or its property in the courts of other jurisdictions.

(iv) GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER PROGRAM DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

(f) Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

(g) Amendments. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Buyer.

(h) Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Buyer, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. Buyer may assign or transfer its rights under this Guaranty in accordance with the transfer of assignment provisions of the Master Repurchase Agreement.

(i) Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation or construction of this Guaranty.

(j) Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

(k) Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Seller to Buyer, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Buyer hereunder shall be cumulative of any and all other rights that Buyer may ever have against Guarantor. The exercise by Buyer of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

(l) Entirety. This Guaranty embodies the final, entire agreement of Guarantor and Buyer with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Buyer as a final and complete expression of the terms of the guaranty, and no course of dealing between Guarantor and Buyer, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Buyer relating to the subject matter hereof.

(m) Intent. Guarantor acknowledges and agrees with the provisions set forth in Section 22 of the Repurchase Agreement. Guarantor intends and agrees that (a) this Guaranty is “a security agreement or arrangement or other credit enhancement” that is “related to” and provided “in connection with” the Repurchase Agreement and each Transaction thereunder is within the meaning of Section 741(7)(A)(xi) of Bankruptcy Code and is, therefore, a “securities contract” as that term is defined in Section 741 (7)(A)(xi) of the Bankruptcy Code, (b) the Buyer’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with the Repurchase Agreement and this Guaranty is in each case a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Guaranty as described in Section 555 of the Bankruptcy Code, (c) any payment or transfer of property made with respect to this Guaranty shall be considered unavoidable “margin payment” or “settlement payment” as such terms are used in Section 546(e) and defined Sections 741(5) and (8) of the Bankruptcy Code and (d) damages hereunder shall be measured in accordance with Section 562 of the Bankruptcy Code. This Guaranty is part of an integrated, simultaneously closing suite of secured financial contracts that relate to the Repurchase Transaction under the Repurchase Agreement. Guarantor agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Guaranty, the Repurchase Agreement or any Transaction thereunder as a “securities contract” within the meaning of the Bankruptcy Code.

(n) Electronic Signatures. This Guaranty may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Guaranty in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Guaranty. The parties agree that this Guaranty, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Guaranty may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the Uniform Electronic Transactions Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third-party electronic signature capture service providers with appropriate document access tracking, electronic signature tracking and document retention as may be approved by Buyer in its sole discretion.

[SIGNATURE ON NEXT PAGE]

Execution Version

IN WITNESS WHEREOF, the undersigned executed this Guaranty as of the day first written above.

FS CREDIT REAL ESTATE INCOME TRUST, INC., as Guarantor

By:
Name:
Title:

Signature Page to Natixis – FS Credit – Guaranty

Execution Version

EXHIBIT A

FINANCIAL COVENANT DEFINITIONS

“Adjusted Tangible Net Worth” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, an amount equal to the sum of such person’s Tangible Net Worth plus such person’s Net Available Capital Commitments.

“Capitalized Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Guaranty, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash and Cash Equivalents” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, any of the following: (a) cash (other than Restricted Cash), (b) fully federally insured demand deposits, and (c) securities with maturities of thirty (30) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof.

“Contingent Liabilities” shall mean, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any guarantees) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below), (b) obligations, including guarantees, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any non-recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations which have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34- 47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified of 17 CFR Parts 228, 229 and 249).

“EBITDA” shall mean, with respect to any Person and its consolidated Subsidiaries, for any period of four consecutive fiscal quarters ended on the last day of any fiscal quarter of such Person, an amount equal to, without duplication, (a) Net Income (or loss) of such Person, plus (b) the following (but only to the extent actually deducted in calculating such Net Income (or loss)): (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, (iv) extraordinary or non-cash non-recurring losses and (v) transaction costs in connection with the Program Documents, and minus (c) the following (but only to the extent actually added in calculating such Net Income (or loss)): extraordinary or non-cash non-recurring gains; determined, in each case, on a consolidated basis.

“FS Shareholder” shall mean Franklin Square Holdings, L.P., a Pennsylvania limited partnership, together with its successors and permitted assigns.

“Indebtedness” shall mean, for any Person, without duplication (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Recourse Indebtedness of such Person; (i) indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (j) Capitalized Lease Obligations of such Person; and (k) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement.

Notwithstanding the foregoing, Indebtedness of a Person shall not include Indebtedness of any Person arising pursuant to real estate mortgage investment conduits or other similar securitization transactions (“Securitization Indebtedness”) that are not issued by Guarantor, Affiliates of Guarantor, FS Real Estate Advisor, LLC and/or Affiliates of FS Real Estate Advisor, LLC (e.g., commercial real estate CLOs) where such Securitization Indebtedness would appear on such first Person’s consolidated balance sheet solely as a result of the consolidation of “variable interest entities” under the requirements of the Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time; provided that for purposes of this clause a Person shall not be considered an Affiliate of another Person solely as a result of owning the most subordinate class(es) of any Securitization Indebtedness issued by such other Person.

“Interest Expense” shall mean, with respect to any Person and its consolidated Subsidiaries in respect of any period of four consecutive fiscal quarters, ended on the last day of any fiscal quarter of such Person, determined on a consolidated basis without duplication, consolidated interest expense of such Person and its consolidated Subsidiaries, whether paid or accrued, without deduction of consolidated interest income of such Person and its consolidated Subsidiaries, as determined in accordance with GAAP.

“Liquidity” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, an amount equal to the sum of (i) the unrestricted and unencumbered, other than pursuant to the Program Documents, Cash and Cash Equivalents (including, without limitation, Cash and Cash Equivalents held by Seller) held by such Person as of such date, (ii) the aggregate amount of all unfunded investor capital commitments of such Person, if any, that are available to be called on without condition (other than customary notice conditions or as otherwise set forth in the subscription or other relevant agreements of such Person) and are not pledged to any other Person or subject to any Lien (other than pursuant to a subscription financing line of credit), net of amounts outstanding under any subscription financing line of credit of such Person or any of its consolidated Subsidiaries and (iii) the aggregate amount of all unfunded lender commitments to such Person, if any, that are available to be called on without condition (other than customary credit facility conditions).

“Net Available Capital Commitments” shall mean, as of any date of determination with respect to Guarantor, calculated, without duplication and determined on an aggregate basis, the amount of any unfunded, unencumbered and uncalled capital commitments in favor of Guarantor and callable as of right by Guarantor pursuant to such other subscription agreements as Buyer may hereafter approve by notice to Guarantor (such approval not to be unreasonably withheld, conditioned or delayed), but in each case only to the extent that each such capital commitment (a) is from either FS Shareholder or Rialto Shareholder, but only to the extent that each such entity (x) is not subject to an Insolvency Event, and (y) has not previously failed to fund any other capital call under a partnership agreement, subscription agreement or another similar agreement, (b) is payable in cash, and (c) is readily available to be called by Guarantor without condition from time to time other than customary notice and similar administrative conditions.

“Net Income” shall mean, with respect to any Person and its consolidated Subsidiaries for any period of four consecutive fiscal quarters ended on the last day of any fiscal quarter of such Person, the sum of all the net income of such Person and its consolidated Subsidiaries determined in accordance with GAAP and in each case, determined on a consolidated basis without duplication.

“Net Worth” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, all amounts that would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person and its consolidated Subsidiaries pursuant to GAAP.

“Recourse Indebtedness” shall mean, for any Person on any date, without duplication, the indebtedness of such Person (and its Subsidiaries) for which such Person (and its Subsidiaries) is directly responsible or liable as obligor or guarantor (excluding contingent obligations arising by reason of customary recourse carve-outs under a non-recourse instrument, including, but not limited to, fraud, misappropriation and misapplication, and environmental indemnities, and for the avoidance of doubt, including actual obligations arising by reason of any such customary recourse carve outs under a non-recourse instrument.

“Restricted Cash” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, any amount of cash of such Person and its consolidated Subsidiaries that is either encumbered with a prior lien or claim or is contractually required to be set aside, segregated or otherwise reserved.

“Rialto Shareholder” shall mean Rialto Investments, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Tangible Net Worth” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, the Net Worth of such Person and its consolidated Subsidiaries, minus (a) to the extent already included in the calculation of Tangible Net Worth, amounts owing to such Person or any of its consolidated Subsidiaries from any affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Subsidiary or Affiliate thereof, (b) intangible assets as determined in accordance with GAAP, and (c) prepaid taxes and/or expenses, all on or as of such date and all determined, in each case, on a consolidated basis without duplication.

“Total Indebtedness” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, without duplication, all amounts of consolidated Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet), plus the proportionate share of all Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet) of all non-consolidated Subsidiaries and minority interests of such Person, on or as of such date.

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